UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
August 16, 2005

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Tandy Brands Accessories, Inc. (the “Company”) announced that on August 16, 2005, that the Board of Directors elected David Lawhon, 60, as Corporate Vice President of Operations. There are no arrangements or understandings between Mr. Lawhon and any other person concerning his selection as Vice President of Operations, nor is Mr. Lawhon a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships involving Mr. Lawhon required to be disclosed pursuant to Item 401(d) of Regulation S-K, and no employment agreement has been entered into between the Company and Mr. Lawhon.
     Mr. Lawhon has been with the Company in various capacities since 1963, and was the Company’s President, Men’s & Women’s Operations & Distribution for the last two years. In that position, Mr. Lawhon was responsible for the Company’s manufacturing and distribution centers as well as purchasing and inventory control for the Men’s Division, ETON and the department store portion of the Women’s Division. Prior to that, Mr. Lawhon was Senior Vice President, Operations and Merchandising for the Men’s Division.
     The Company issued a press release on August 19, 2005, regarding these matters, which is filed as Exhibit 99 to this Current Report on Form 8-K. The contents of that exhibit are incorporated herein by reference.
Item 9.01(c) Exhibits.
     Exhibit 99      Press Release, dated August 19, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: August 19, 2005	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer